UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

El Paso Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 7, 2013, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into an equity distribution agreement (the “Agreement”) with Citigroup Global Markets Inc. (“Citigroup”).  Pursuant to the terms of the Agreement, the Partnership may sell from time to time through Citigroup, as the Partnership’s sales agent, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $500 million (the “Units”).  Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed between the Partnership and Citigroup.

Under the terms of the Agreement, the Partnership may also sell Units from time to time to Citigroup as principal for its own account at a price to be agreed upon at the time of sale.  Any sale of the Units to Citigroup as principal would be pursuant to the terms of a separate terms agreement between the Partnership and Citigroup.

The Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-186887).

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which form is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated March 7, 2013, by and between El Paso Pipeline Partners, L.P. and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

Date: March 7, 2013

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Each exhibit identified below is filed as a part of this report.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated March 7, 2013, by and between El Paso Pipeline Partners, L.P. and Citigroup Global Markets Inc.